UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2004

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On December 15, 2004, CSK Auto, Inc. (the "Company"), a wholly owned subsidiary of CSK Auto Corporation, redeemed the remaining $14,910,000 outstanding balance of its 12% Senior Notes due 2006 pursuant to the Indenture dated as of December 21, 2001, by and among the Company, the Guarantors named therein, and The Bank of New York, as Trustee.

In addition to the payment of the principal amount, the Company paid an additional $1,789,200, which represents $894,600 for an early redemption premium of six percent (6%) of the principal amount outstanding, and $894,600 for accrued and unpaid interest through the date of redemption.

Item 7.01. Regulation FD Disclosure.

On December 15, 2004, CSK Auto, Inc. (the "Company"), a wholly owned subsidiary of CSK Auto Corporation, redeemed the remaining $14,910,000 outstanding balance of its 12% Senior Notes due 2006 pursuant to the Indenture dated as of December 21, 2001, by and among the Company, the Guarantors named therein, and The Bank of New York, as Trustee.

In addition to the payment of the principal amount, the Company paid an additional $1,789,200, which represents $894,600 for an early redemption premium of six percent (6%) of the principal amount outstanding, and $894,600 for accrued and unpaid interest through the date of redemption.

Item 9.01. Financial Statements and Exhibits.

On December 15, 2004, CSK Auto Corporation issued a press release, attached hereto as Exhibit 99.1, announcing that its wholly owned subsidiary, CSK Auto, Inc., had redeemed the remaining $14,910,000 outstanding balance of its 12% Senior Notes due 2006.

(c) The following exhibit is filed with this Form 8-K:

Exhibit No. Description
99.1 Press release issued December 15, 2004, of CSK Auto Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

December 15, 2004	By:	/s/ Don W. Watson

Name: Don W. Watson
Title: Senior Vice President Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued December 15, 2004, of CSK Auto Corporation